UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 2, 2017

Date of Report (Date of earliest event reported)

Frank’s International N.V.

(Exact name of Registrant as specified in its charter)

The Netherlands	001-36053	98-1107145
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Mastenmakersweg 1

1786 PB Den Helder, The Netherlands

(Address of principal executive offices)

+31 (0)22 367 0000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Officer. On June 2, 2017, the board of directors of Frank’s International N.V. (the “Company”) appointed Kyle McClure, to serve as Senior Vice President and Chief Financial Officer, effective June 5, 2017.

In connection with his appointment as the Company’s principal financial officer and pursuant to an offer letter agreement between Mr. McClure and the Company (the “Offer Letter”), Mr. McClure will receive (i) an increase in his annual base salary to $350,000 effective on September 1, 2017, (ii) a cash short term incentive bonus equal to 100% of his annualized base salary if target performance for the year is achieved, and (iii) an annual long term incentive grant in the form of restricted stock units or performance awards targeted to be awarded at 100% of his annualized base salary. In addition, Mr. McClure will receive initial grants of (i) 14,342 time-based restricted stock units that will vest 1/3 per year on each of the first, second, and third anniversaries of June 5, 2017 and (ii) 14,342 performance-based restricted stock units that will vest in accordance with the applicable payout percentage as determined by the performance criteria on the third anniversary of February 20, 2017.

Mr. McClure previously served as the Company’s Senior Vice President of Finance and Treasurer since March 2015 with responsibility for global treasury, insurance, investor relations and financial planning and analysis. In August 2016, he assumed additional responsibilities for finance leadership of the Western Hemisphere business. In March 2017, he was appointed as the interim Chief Financial Officer in addition to his other duties. Prior to joining the Company, Mr. McClure served as Treasurer for Ascend Performance Materials, a specialty chemicals company, from January 2013 to March 2015, where he was responsible for capital funding, cash and liquidity management, insurance, credit and treasury operations and controls. Mr. McClure’s previous experience also includes serving as Director of Treasury and Investor Relations for Cooper Industries, an electrical products manufacturer, from December 2008 until its acquisition by Eaton Corp in December 2012. He also served in multiple financial roles of increasing leadership at Dell over a ten-year period, including treasury, corporate planning, operations, and sales finance support. In addition, he worked in public accounting for Arthur Andersen. Mr. McClure holds a Bachelor of Arts degree in Economics from The University of Texas at Austin and a Master of Business Administration from Baylor University.

The Offer Letter provides that Mr. McClure will continue to be eligible to participate in the Company’s benefit plans and programs generally available to the Company’s senior executives. Mr. McClure has also agreed to certain restrictive covenants generally applicable to other executive officers of the Company, including non-competition and non-solicitation provisions and customary non-disclosure and confidentiality provisions. He has entered into an indemnification agreement for his service as an officer, consistent with the form of indemnity agreement entered into by other executive officers and directors of the Company, as previously disclosed by the Company.

The foregoing description of the Offer Letter is qualified by reference to the full text of the Offer Letter, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017.

There are no understandings or arrangements between Mr. McClure and any other person pursuant to which Mr. McClure was selected to serve as principal financial officer, other than his employment relationship set forth above. Mr. McClure does not have any relationships requiring disclosure under Item 401(d) of Regulation S-K or any interests requiring disclosure under Item 404(a) of Regulation S-K. Mr. McClure is eligible to receive grants under the Company’s 2013 Long Term Incentive Plan, which was filed as Exhibit 4.3 to the Registration Statement on Form S-8 on August 13, 2013, and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On June 7, 2017, the Company issued a press release disclosing the organizational change described in this Current Report on Form 8-K. A copy of the press release is attached hereto as Exhibit 99.1.

The information contained in Item 7.01 of this Current Report on Form 8-K, including the information contained in Exhibit 99.1 attached hereto, shall not be deemed to be “filed” for purposes of section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any registration statement or other filing under the Securities Act of 1933, as amended, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

99.1	Press Release dated June 7, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Frank’s International N.V.

Date: June 7, 2017	By:	/s/ Alejandro Cestero
Name: Alejandro Cestero Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description of the Exhibit

99.1	Press Release dated June 7, 2017.